.

Rise Gold Submits Vested Right Petition for the Idaho-Maryland Mine

September 6, 2023 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company" or "Rise Gold") reports that it has submitted a Petition to the County of Nevada asserting its vested right to mine at the Idaho-Maryland-Brunswick Mine. The Petition was prepared by Mitchell Chadwick LLP and was independently reviewed by Cooper & Kirk, PLLC. As demonstrated in the Petition, mining operations on the Vested Mine Property are a vested use, protected under the California and federal Constitutions, and a use permit is not required for mining operations to continue. The Petition is available on the Nevada County website.

The Company owns the Idaho-Maryland-Brunswick Mine, consisting of 175 acres of surface land and a 2,560-acre mineral estate (the "Vested Mine Property"), located in Nevada County ("County"), California. Before the Vested Mine Property was consolidated into its current configuration in 1941, it existed as multiple historical mines and operations referred to in the Petition as the "Mine Property" or the "Mine."

For the vested right to be recognized by the County, Rise needs to demonstrate that fact that mine operations were being conducted both before and immediately after the County first required a permit to mine in 1954. The Petition and its exhibits are replete with historical evidence that mining was conducted at the Vested Mine Property prior to, during, and after 1954, when the County first required a use permit.

Once vested, this right to mine endures unless it is abandoned, which has not occurred here. Abandonment only occurs if two conditions are met: (1) there is evidence of a property owner's actual intent to abandon the vested mining right; and (2) an overt act (or failure to act) demonstrating such intent. The California Supreme Court has held that a vested mining right is not abandoned merely because the mine has been inactive for periods of time, and the Court has found that cessation of use alone does not constitute abandonment of a mine. The evidence set out in the Petition establishes the various previous owners evidenced their intent to retain the vested right to mine by continuously recording mineral reservations, entering into leases, and making plans for resuming mining in the future, even when mining operations were suspended. There is no evidence that any owner of the Vested Mine Property actually intended to abandon the vested mining right or took an overt act demonstrating that intent (let alone both). In addition, the vested right was already confirmed in 1980 by the County itself1.

1 The County recognized that mining operations on the Vested Mine Property were a legal nonconforming use in 1980 (i.e., a vested right) in its grant of Use Permit U79-41 authorizing the harvesting, crushing, screening, and sale of existing mine rock and tailings at the Centennial Industrial site. The County's Staff Report explicitly states that the grant of the permit was "an expansion of an existing, non-conforming use." California courts have ruled that a vested right cannot be broken down to encompass "less than the entire business operation," and, therefore, under the California law the County vested the right to mine for the entire Vested Mine Property.

The Nevada County Board of Supervisors will hold a public hearing regarding the Company's Petition on October 27th of this year. A decision on the Petition is not discretionary, rather the Board of Supervisors must decide whether to confirm the vested rights by reviewing the historical facts in light of how the California Supreme Court has interpreted the relevant legal principles.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 215, 333 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to, among other things, its ongoing business operations.  These risks are related to a number of factors including, without limitation, obtaining all necessary regulatory approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. The Company undertakes no obligation to update forward-looking statements or information except as required by law.